                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                               ATS MEDICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

[LOGO]



                                ATS MEDICAL, INC.




Dear Fellow Shareholder:

         You are cordially invited to attend the 2002 Annual Meeting of Shareholders of ATS Medical, Inc. (the "Company"), which will be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota (on the corner of 8th Street and Second Avenue in downtown Minneapolis) beginning at 3:30 p.m. on Thursday, May 2, 2002.

         This booklet contains your official notice of the 2002 Annual Meeting and a Proxy Statement that includes information about the matters to be acted upon at the meeting. Officers and directors of the Company will be on hand to review the Company's operations and to answer questions and discuss matters that may properly arise.

         I sincerely hope that you will be able to attend our Annual Meeting. However, whether or not you plan to attend, please complete and return the enclosed proxy in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.

                                            Sincerely,

                                            /s/ Manuel A. Villafana
                                            -----------------------


                                            Manuel A. Villafana
                                            Chairman of the Board of Directors






                             2002 ANNUAL MEETING OF
                                  SHAREHOLDERS

                              NOTICE OF 2002 ANNUAL
                             MEETING OF SHAREHOLDERS


         The 2002 Annual Meeting of Shareholders of ATS Medical, Inc. (the "Company") will be held on Thursday, May 2, 2002 at 3:30 p.m. at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota 55402, for the following purposes:

         1. To elect four members to the Board of Directors to hold office for the ensuing year and until their successors are elected and qualified;

         2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2002; and

         3. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

         Only holders of record of the common stock of the Company at the close of business on March 8, 2002 will be entitled to receive notice of and to vote at the meeting.

         Whether or not you plan to attend the meeting in person, you are requested to complete and return the enclosed proxy in the accompanying envelope. If you later decide to revoke your proxy, you may do so at any time before it is exercised.

                                            By Order of the Board of Directors,

                                            /s/ Russell W. Felkey
                                            --------------------------
                                            Russell W. Felkey
                                            Secretary

April 8, 2002

                                ATS MEDICAL, INC.
                                 PROXY STATEMENT


         This proxy statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of ATS Medical, Inc. (the "Company") for use at the 2002 Annual Meeting of Shareholders to be held on Thursday, May 2, 2002 at 3:30 p.m. at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota 55402, and at any adjournments thereof. Shareholders who sign and return a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company. This proxy statement and the enclosed proxy card are being mailed to shareholders commencing on or about April 8, 2002.

         Proxies that are completed, signed and returned to the Company prior to the Annual Meeting will be voted as specified. If no direction is given, the proxy will be voted for the election of the nominees for director named in this proxy statement and for the management proposals discussed herein and in accordance with the judgment of the persons named in the proxy as to any other matters that properly come before the meeting. If a shareholder abstains from voting as to any matter (or indicates a "withhold vote for" as to directors), then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matters.


PROPOSAL 1 - ELECTION OF DIRECTORS

         Four directors have been nominated for election to the Company's Board of Directors at the 2002 Annual Meeting of Shareholders to hold office for a term of one year and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). The accompanying proxy is intended to be voted for the election of nominees for director named below, unless authority to vote for one or more nominees is withheld as specified on the proxy card. The affirmative vote of a majority of the shares of common stock of the Company (the "Common Stock") represented at the Annual Meeting is required for the election of each director, and cumulative voting is not permitted. In the event that any nominee becomes unable or unwilling to serve as a director for any reason, the persons named in the enclosed proxy will vote for a substitute nominee in accordance with their best judgment. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

         Each nominee has furnished to the Company the following information with respect to his principal occupations or employment during the last five years, his directorships of other companies subject to the reporting requirements of the Securities Exchange Act of 1934 or the Investment Company Act of 1940 and his direct and indirect beneficial ownership of shares of the Company's Common Stock as of February 28, 2002. Except as otherwise noted below, each nominee possesses sole voting and investment power with respect to any shares of Common Stock owned by him, and all shares of Common Stock owned by him represent less than 1% of the shares outstanding.

         MANUEL A. VILLAFANA, 61, is a founder of the Company and has served as Chairman of the Board and a Director since the Company's inception in 1987 and as Chief Executive Office from inception through December 31, 2001. From 1983 to 1987, Mr. Villafana served as Chairman of GV Medical, Inc., a company co-founded by Mr. Villafana to develop, manufacture and market the LASTAC System, a laser transluminal angioplasty catheter system. From 1976 to 1982, Mr. Villafana served as President and Chairman of St. Jude Medical, Inc., a company founded by Mr. Villafana to develop, manufacture and market a pyrolytic carbon bileaflet mechanical heart valve. From 1972 to 1976, he served as President and Chairman of Cardiac Pacemakers, Inc., a company founded by Mr. Villafana to develop, manufacture and market a new generation of lithium powered pacemakers. Mr. Villafana beneficially owns 779,026 shares of Common Stock (3.5% of the outstanding), including 149,500 shares issuable upon exercise of currently exercisable options. Mr. Villafana founded and has been the Chairman of the Board of Directors and Chief Executive Officer since January 2001 of CABG Medical, Inc., a medical device company dedicated to improving coronary artery bypass surgeries.

         RICHARD W. KRAMP, 56, is Chief Executive Officer, President and a Director of the Company. He served as President, Chief Operating Officer and a Director since joining the Company in 1988 and was promoted to Chief Executive Officer effective January 1, 2002. Prior to joining the Company, Mr. Kramp was Vice President of Sales and Marketing for St. Jude Medical, Inc., where he served in a variety of sales and marketing capacities from 1978 to 1988. From 1972 to 1976, Mr. Kramp was the Senior Design Engineer and then Supervisor of Electrical Design for Cardiac Pacemakers, Inc., where he designed the first lithium powered demand pacemaker for which he received a U.S. patent. Mr. Kramp beneficially owns 473,490 shares of Common Stock (2.1% of the outstanding), including 55,000 shares issuable upon exercise of currently exercisable options.

         DAVID L. BOEHNEN, 55, is Executive Vice President of SUPERVALU INC. ("SUPERVALU"), a food distribution company and food retailer. Mr. Boehnen served as Senior Vice President, Law and External Relations of SUPERVALU from April 1991 to June 1997. Mr. Boehnen was elected as a Director of the Company in November of 1997. Mr. Boehnen beneficially owns 75,500 shares of Common Stock, including 72,500 shares issuable upon exercise of currently exercisable options.

         A. JAY GRAF, 54, is a Group Chairman of Guidant Corporation, a medical products company. From 1995 to 2000, Mr. Graf was the Vice President of Guidant Corporation and President of its Cardiac Rhythm Management group. From 1992 to 1995, Mr. Graf has served as President of CPI. Prior thereto, he served as CPI's Executive Vice President and Chief Operating Officer. Mr. Graf has served as a Director of the Company since 1995. Mr. Graf beneficially owns 77,500 shares of Common Stock, all of which are issuable upon exercise of currently exercisable options. Mr. Graf is a director of American Medical Systems Holdings, Inc., a medical device company specializing in the treatment of urological disorders.


COMMITTEES OF THE BOARD OF DIRECTORS AND ATTENDANCE

         The Company has an Audit Committee whose functions are to review and monitor accounting policies and control procedures of the Company, including recommending the engagement of independent auditors and reviewing the scope of the audit. The Audit Committee, on which Messrs. Boehnen and Graf, as well as Mr. Charles F. Cuddihy, served in 2001, held one meeting during 2001. In addition, Mr. Boehnen, the Chairman of the Audit Committee, met four times with the Company's independent auditors and informed the other Audit Committee members about those meetings. Mr. Cuddihy resigned as a Director and member of the Audit Committee of the Company in early 2002 for health reasons. Following Mr. Cuddihy's resignation, the Board appointed Mr. Villafana to the Audit Committee. Under Nasdaq rules applicable to companies quoted on the Nasdaq National Market, the Company's Audit Committee must be comprised of three or more non-employee directors, one of whom can be, under exceptional and limited circumstances, non-independent as defined in the Nasdaq rules. Other than Messrs. Boehnen and Graf, Mr. Villafana is the only Director eligible to be a member of the Audit Committee. Although Mr. Villafana is not an independent director under applicable Nasdaq rules because he received more than $60,000 in 2001 from the Company for his role as Chief Executive Officer of the Company, the Board determined that it was in the best interest of the Company and its shareholders to appoint Mr. Villafana to the Audit Committee in order to satisfy the Nasdaq rules. The Company intends to search for a new non-employee independent director to join the Board and the Audit Committee.

         The Company also has a Compensation Committee which reviews and establishes compensation levels for each of the Company's officers, as well as jointly administers the Company's stock plans with the Board of Directors. The Compensation Committee, on which Mr. Graf serves and Mr. Cuddihy served through 2001, held one formal meeting during 2001. Following Mr. Cuddihy's resignation from the Compensation Committee at the beginning of 2002, Mr. Boehnen was appointed and remains a member of the Compensation Committee of the Company. The Company does not have a standing nominating committee. The Board of Directors held five meetings during 2001. Each Director attended at least 75% of the meetings of the Board and all meetings of each committee of which he was a member.


REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee of our Board of Directors is composed of the following non-employee directors: Mr. Boehnen, Mr. Villafana and Mr. Graf. Mr. Boehnen currently serves as the Chairman of the Audit Committee. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements, except for Mr. Villafana as described above. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors, and submits for shareholder ratification, the appointment of our independent auditors Ernst & Young LLP.

         Management is responsible for the Company's internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         Our independent auditors also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the auditing firm's independence. The Committee also considered whether non-audit services provided by the independent auditors during the last fiscal year were compatible with maintaining the independent auditors' independence.

         Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Company's Annual report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                           Members of the Audit Committee
                                           David L. Boehnen, Chairman
                                           Manuel A. Villafana
                                           A. Jay Graf


COMPENSATION OF DIRECTORS

         The Directors of the Company do not receive any cash compensation for their services on the Board of Directors, except for Mr. Villafana under a consulting agreement with the Company described below. Upon their initial election to the Board of Directors, each outside Director receives an option to purchase 5,000 shares of Common Stock at the fair market value on the date of election under the 2000 Stock Incentive Plan. Upon each reelection, each outside Director receives an option to purchase 2,500 shares of Common Stock at the fair market value on the date of reelection under the Plan. However, the Board of Directors decided to suspend the option grant to non-employee directors related to their 2001 reelection to the Board for 2001. As a result, the outside Directors did not receive any stock options in 2001.

         Mr. Villafana serves as Chairman of the Board of Directors and provides consulting services to the Company under a consulting agreement dated January 26, 1995, which was extended in April 1998 and amended in September 2001. Prior to January 1, 2002, Mr. Villafana was the Chief Executive Officer of the Company and amounts paid to him under the Consulting Agreement are shown below on the "Summary Compensation Table". Mr. Villafana's fees for 2002 under the consulting agreement were determined by the Compensation Committee to be similar to the amounts paid in 2001. The consulting agreement will terminate by its terms on December 31, 2002. The consulting agreement also contains a non-competition agreement pursuant to which Mr. Villafana agreed not to compete with the Company during the term of the agreement and for a period of two years following his termination of consulting services to the Company. In exchange, the Company has agreed to continue Mr. Villafana's monthly consulting fees during the period of non-competition restriction, adjusted annually to take into account increases in the consumer price index.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the other executive officers of the Company whose salary and bonus earned in 2001 exceeded $100,000:




                                                                     LONG-TERM
                                         ANNUAL COMPENSATION        COMPENSATION
          NAME AND                      ----------------------   SHARES UNDERLYING        ALL OTHER
     PRINCIPAL POSITION       YEAR       SALARY        BONUS        OPTIONS (1)       COMPENSATION (2)
-------------------------------------   ----------    --------   -------------------  ------------------

Manuel A. Villafana           2001     $  258,991    $      0          75,000             $       0
Chief Executive Officer (3)   2000        255,164      12,758          90,000                     0
                              1999        243,013      25,516          15,000                     0

Richard W. Kramp              2001     $  211,511    $                 50,000             $   2,625
President and                 2000        208,662           0          65,000                 2,625
Chief Operating Officer (4)   1999        198,726      10,433          15,000                 2,500
                                                       20,866

Russel W. Felkey              2001     $  187,749    $                 25,000             $   2,625
Exec. Vice President          2000        185,220           0          40,000                 2,625
                              1999        176,400       9,261          15,000                 2,500
                                                       18,522

John H. Jungbauer             2001     $  149,008    $      0          25,000             $   2,625
Chief Financial Officer       2000        147,001       5,880          40,000                 2,625
                              1999        140,001      14,700         140,000                 2,500

Frank R. Santiago             2001     $  147,519    $      0          25,000             $  10,507(5)
V.P., Sales and Marketing     2000        145,532       6,811          40,000                 1,827
                              1999        138,602      12,474          15,000                 2,254



----------------------------

(1) All stock options were granted with an exercise price per share at least equal to the fair market value of the Common Stock on the date of grant.
(2) Unless otherwise stated, consists of matching contributions to the ATS Medical 401(k) Plan, which is generally available to all employees.
(3) Mr. Villafana resigned as Chief Executive Officer of the Company effective December 31, 2001.
(4) Mr. Kramp became Chief Executive Officer of the Company effective January 1, 2002.
(5) Comprised of $1,939 of matching contributions to the ATS Medical 401(k) Plan account of Mr. Santiago and $8,568 in sales commissions paid to Mr. Santiago.

                             COMPENSATION AGREEMENTS

         Mr. Villafana served as Chairman and Chief Executive Officer of the Company on a full-time basis through December 31, 2001, pursuant to an agreement dated January 26, 1995, which was amended in April 1998 and in September 2001. Mr. Villafana's base salary under the agreement for 2001 was determined by the Compensation Committee. Mr. Villafana and the Company entered into an agreement dated September 2001 whereby Mr. Villafana will continue to serve as Chairman of the Board and consult with the Company on an as needed basis through December 31, 2002. The terms for the provision of such services are described above under the caption "Compensation of Directors".

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table summarizes option grants made by the Company to each of its executive officers in 2001.


                                          PERCENTAGE                                 POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF       OF TOTAL                                  ASSUMED ANNUAL RATES OF STOCK
                           SECURITIES       OPTIONS                                   PRICE APPRECIATION FOR OPTION
                           UNDERLYING     GRANTED TO   EXERCISE OR                                TERM (3)
                             OPTIONS       EMPLOYEES   BASE PRICE     EXPIRATION     ------------------------------
          NAME             GRANTED (1)      IN 2001    ($/SH) (2)        DATE            5% ($)          10% ($)
                           ------------    ----------- ------------  --------------  ------------   ---------------

Mr. Villafana                  75,000           15%          8.050      5/01/11          379,695          962,222


Mr. Kramp                      50,000           10%          8.050      5/01/11          253,130          641,481


Mr. Felkey                     25,000            5%          8.050      5/01/11          126,565          320,741


Mr. Jungbauer                  25,000            5%          8.050      5/01/11          126,565          320,741


Mr. Santiago                   25,000            5%          8.050      5/01/11          126,565          320,741


-----------------------------

(1) All the options vest in annual cumulative 25% installments beginning one year from the date of grant.
(2) All stock options were granted with an exercise price per share at least equal to the fair market value of the Common Stock on the date of grant.
(3) These amounts represent certain assumed annual rates of appreciation only. Potential realizable value is calculated assuming 5% and 10% appreciation in the price of the Common Stock from the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

                   STOCK OPTION EXERCISES IN LAST FISCAL YEAR

         The following table summarizes stock options exercised during 2001 by the executive officers named in the Summary Compensation Table, and the estimated values of the options held by such persons at December 31, 2001.


                                                                                             VALUE OF UNEXERCISED
                                                        NUMBER OF SHARES UNDERLYING          IN-THE-MONEY OPTIONS
                              SHARES                       UNEXERCISED OPTIONS AT        AT FISCAL YEAR END OF 2001
                             ACQUIRE                       FISCAL YEAR-END OF 2001                  (1)
                               ON             VALUE    -----------------------------   -----------------------------
NAME                         EXERCISE        REALIZED    EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------- ------------    ----------- -------------- --------------   ------------   --------------
Mr. Villafana                    2,500      $  20,625        142,000        150,000     $  115,788     $          0

Mr. Kramp                       17,979         99,871         47,500        106,250            891                0

Mr. Felkey                           0              0        110,500         62,500         83,962                0

Mr. Jungbauer                        0              0        226,250         62,500          1,781                0

Mr. Santiago                         0              0         27,500         67,500            891                0


-----------------------------

(1) Value represents the difference between the last sale price of the Common Stock on December 31, 2001, and the exercise price of the options.


                          CHANGE IN CONTROL AGREEMENTS

     The Company has entered into agreements with its officers providing for the payment of certain benefits to the officers if their employment terminates following a "change in control" of the Company. The Agreements provide for benefits if an officer's employment is terminated within 24 months following a change in control unless such termination was by the Company for cause, by the officer other than for "good reason," or because of the officer's death. "Good reason" is defined as the termination of employment as a result of either a diminishment in the officer's responsibilities, a reduction in salary or benefits, a relocation of the Company's office of more than 35 miles or any reason during the sixth month following a change in control. A "change in control" is generally defined as an acquisition of more than 20% of the outstanding Common Stock by any person or group, the merger or sale of the Company or the replacement of a majority of the Company's Board of Directors with directors not recommended by the existing Board of Directors. The Agreements provide for lump sum payments following termination in amounts equal to three times the sum of the officer's base salary and any annual target bonus potential, as limited by Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). If there had been a change in control of the Company as of the end of 2001 and the employment of the four executive officers named in the Summary Compensation Table had been immediately terminated, then Messrs. Kramp, Felkey, Jungbauer and Santiago would have been entitled to receive, pursuant to the terms of the Agreements, lump sum payments upon termination of $710,220, $626,444, $493,560 and $495,619, respectively.

                      REPORT OF THE COMPENSATION COMMITTEE
                        CONCERNING EXECUTIVE COMPENSATION

OVERVIEW

         The Compensation Committee is responsible for setting the compensation and benefits of the Company's executive officers, including the Chief Executive Officer, on behalf of the Board of Directors and the shareholders. The Compensation Committee also oversees the operation of the 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") and the ATS Medical, Inc. 2000 Stock Incentive Plan (the "Stock Option Plan").

         The Compensation Committee was composed entirely of non-employee directors of the Company in 2001. During 2000, the Board elected Messrs. Cuddihy and Graf to serve on the Compensation Committee. Mr. Cuddihy was Chairman of the Committee until his resignation in early 2002. Following Mr. Cuddihy's resignation, the Board appointed Mr. Boehnen to the Compensation Committee of the Company. Messrs. Boehnen and Graf are both non-employee directors of the Company and currently comprise the Compensation Committee.

         The basic objective of the Compensation Committee is to establish a compensation package which is appropriate for each officer's scale of responsibility and performance, commensurate with the marketplace compensation for executives of companies of similar size as the Company, and to attract, motivate and retain executives of the necessary caliber. The Committee intends to achieve these objectives by giving executives the opportunity for equity ownership in the Company through stock options and by awarding bonuses tied to individual and Company performance as significant elements of the executive compensation package.

COMPENSATION CRITERIA

         In determining each executive compensation package, the Compensation Committee reviews the compensation of each executive and the individual achievements and performance of each such executive during the year. The Committee considers objective criteria, such as salary survey data of companies of similar size and technology as the Company, in determining executive salaries. The financial performance and accomplishments of the Company during the year are also factors in the Committee's determination of executive compensation. In line with the Compensation Committee's goal of tying compensation with performance, executives' salaries are generally increased only to keep up with estimated cost-of-living expenses, while bonuses vary substantially from year to year and have generally depended upon the performance of the Company and the individual executive. The Committee generally makes a determination as to salaries for the current calendar and reviews bonuses to be awarded for the prior year at the end of the calendar year or at the beginning of the following year.

         In 2001, the Compensation Committee continued to place emphasis on performance-based criteria to determine bonuses to employees for 2001. In particular, the Committee closely evaluated whether to grant any bonuses during 2001 to its executive officers under the Management Incentive Compensation Plan (the "MICP"), which is the Company's bonus program for its executive employees. Under the MICP, bonuses to be granted to executive employees were tied to a grid representing year-over-year increases in sales and operating income.

         In addition, the Compensation Committee, in consultation with the Chief Executive Officer, generally grants stock options to its executive officers on an annual basis to maintain and increase the executives' incentive to continue their long-term employment with the Company. The Compensation Committee may also approve special grants to certain executives to reward their individual performance. The overall compensation package may also be varied if the Committee feels that it is necessary to maintain the Company's executive compensation in line with companies similar in size and technology to the Company.



EXECUTIVE COMPENSATION PACKAGE

         The primary components of the executive compensation package are salary, bonuses and stock option grants. The Company also currently maintains a variety of employee benefits in which its executive officers may participate, including health benefits, automobile allowances, disability insurance, matching contributions to the Company's 401(k) program and discounting the purchase of a certain number of shares of the Company's Common Stock pursuant to the Stock Purchase Plan.

         The Compensation Committee took the following actions with respect to executive compensation for 2001:

         - Suspended the MICP due to projected losses from operations.

         - Accepted a 10% salary reduction for each of the executive officers beginning in September 2001.

         In 2002, the Committee intends to continue to emphasize objective factors and performance in determining executive compensation. The Committee left salaries frozen at the levels following the September 2001 cut and the committee chose not to establish a bonus plan for 2002. The Committee will use stock options as part of executive compensation in 2002 to provide additional performance incentives.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         During 2001, the Compensation Committee reviewed the Company's and Mr. Villafana's performance in order to establish Mr. Villafana's compensation. Mr. Villafana received a salary increase in 2001 over 2000 of 5%. In Sept 2001, as part of the workforce reduction, the salaries for Mr. Villafana and the other executive officers of the Company were reduced 10%. Mr. Villafana did not receive a bonus for 2001. The Committee's performance review of Mr. Villafana addressed major areas of accomplishment for the Company.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Code generally limits the corporate deduction for compensation paid to executive officers to $1.0 million, unless the compensation qualifies as a "performance-based compensation" under the Code. Compensation resulting from stock options granted under the Stock Option Plan or the ATS Medical, Inc. 2000 Incentive Plan will not be counted toward the $1.0 million of deductible compensation under Section 162(m). The Committee does not believe that the annual compensation for Section 162(m) purposes of any of the Company's executive officers will exceed $1.0 million in fiscal 2002.

                                                        A. Jay Graf
                                                        David L. Boehnen

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Directors, executive officers and 10% or more beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were complied with, except that: (a) the following executive officers and directors did not timely report the following number of stock options granted in previous years: Mr. Boehnen (2), Mr. Cuddihy (2), Mr. Graf
(2), Mr. Jungbauer (4), Mr. Kramp (3) and Mr. Santiago (4); and (b) Mr. Felkey mistakenly failed to report in a Form 4 filed in October 2000 a sale of shares that he purchased by exercising stock options in September 2000. All of the option grants not previously reported were reported in Form 5s filed in February 2002, and Mr. Felkey corrected his previously omitted transaction through an amended Form 4 filed in February 2002.

COMPARATIVE STOCK PERFORMANCE GROWTH

         The graph below compares the cumulative total shareholder return on the Common Stock since December 31, 1996 with the cumulative return of the Standard & Poor's 500 Stock Index and the NASDAQ Medical Devices, Instruments and Supplies Index over the same period (assuming the investment of $100 in each vehicle on December 31, 1996 and reinvestment of all dividends).


                                  [LINE GRAPH]



NAME                                1996            1997           1998           1999            2000           2001
------------------------------- -------------   -------------  -------------  -------------   -------------  -------------

ATS Medical, Inc                 $    100.00     $     66.94  $       90.32    $    192.75     $    183.10    $     68.39
Standard & Poor's 500                 100.00          133.45         172.19         208.54          189.97         167.56
NASDAQ Medical Dev/Ins/Sup            100.00          114.10         127.03         153.85          158.72         174.29


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth security ownership information pertaining to persons known by the Company to beneficially own more than 5% of the Company's Common Stock, the executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group as of February 28, 2002.

                                                                             COMMON STOCK BENEFICIALLY OWNED
                                                                       -------------------------------------------
                                                                                                   PERCENT OF
             BENEFICIAL OWNER                                           NUMBER OF SHARES         OUTSTANDING(1)
             ------------------------------------------------------    --------------------    -------------------

             Lord, Abett & Co. (2)................................         1,967,306                       8.8%
             90 Hudson Street, 11th Floor
             Jersey City, NJ  07302

             Manuel A. Villafana (3)..............................           779,026                       3.5%
             Richard W. Kramp (3).................................           473,490                       2.1%
             Russell W. Felkey (3)................................           116,228                         *%
             John H. Jungbauer (3)................................           266,809                       1.2%
             Frank R. Santiago (3)................................            38,400                         *
             All directors and executive officers as a group
             (seven persons) (3)..................................         1,826,953                       8.0%


------------------------
*        Less than 1%

(1) The ownership percentage for each person or entity is calculated based on the number of shares outstanding as of February 28, 2002, and assume that, with respect to each person, any options exercisable within 60 days by that person had been exercised and the underlying shares were outstanding.

(2) The number of shares owned is based on a Schedule 13G filed by Lord, Abett & Co. on January 28, 2002. The Schedule 13G indicates that Lord, Abett & Co. has sole voting and dispositive power and direct ownership of 1,967,306 shares. Lord, Abett & Co. filed the Schedule 13G as an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.

(3) Includes the following shares that may be acquired within 60 days through the exercise of stock options: Mr. Villafana, 149,500; Mr. Kramp, 55,000; Mr. Felkey, 116,000; Mr. Jungbauer, 233,750; Mr. Santiago, 35,000; and all executive officers and directors as a group, 739,250.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors, based upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine the financial statements of the Company for the current fiscal year ending December 31, 2002 and to perform other appropriate accounting services. Ernst & Young LLP has served as independent auditors of the Company since its inception and has no relationship with the Company other than that arising from their employment as independent auditors. Representatives of Ernst & Young LLP will be present at the 2002 Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote and present in person or by proxy at the Annual Meeting will be required to ratify the appointment. Proxies will be voted in favor of the ratification of the appointment unless otherwise specified.

              ADDITIONAL INFORMATION ABOUT OUR INDEPENDENT AUDITOR

AUDIT FEES

         Audit fees billed or expected to be billed to ATS Medical, Inc. by Ernst & Young LLP for the audit of our financial statements for the fiscal year ended December 31, 2001 and for reviews of our financial statements included in our quarterly reports on Form 10-Q for the last fiscal year totaled $89,250.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were billed or are expected to be billed to ATS Medical, Inc. by Ernst & Young LLP for services provided during the last fiscal year for the design and implementation of financial information systems.

ALL OTHER FEES

         Fees billed or expected to be billed to ATS Medical, Inc. by Ernst & Young LLP for all other non-audit services and tax-related services provided during the last fiscal year totaled $130,435.

SHARES OUTSTANDING AND VOTING RIGHTS

         On March 8, 2002, the Company had outstanding 22,229,773 shares of Common Stock. Each holder of record of Common Stock as of the close of business on March 8, 2002 will be entitled to one vote on all matters being presented at the meeting for each share of Common Stock held on such date.


PROPOSALS FOR THE 2003 ANNUAL MEETING

         Any proposal by a shareholder to be included in the Company's proxy material and presented at the 2003 Annual Meeting of Shareholders must be received at the Company's principal executive offices, 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447, Attention: Corporate Secretary, no later than December 9, 2002. In addition, in connection with any matter to be proposed by a shareholder at the 2003 Annual Meeting, but not proposed for inclusion in the Company's proxy materials, the proxy holders designated by the Company for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by the Secretary of the Company at its principal executive office by February 20, 2003.


GENERAL

         The Board of Directors of the Company does not know of any other business to come before the 2002 Annual Meeting of Shareholders. If any other matters are properly brought before the meeting, however, the persons named in the accompanying proxy will vote in accordance with their best judgment.

         Expenses in connection with this solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone or personal calls. The Company also will request that brokers or other nominees who hold shares of Common Stock in their names for the benefit of others forward proxy materials to, and obtain voting instructions from, the beneficial owners of such stock at the Company's expense.

         Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.


                              By Order of the Board of Directors,


                              /s/ Russell W. Felkey
                              ----------------------------------------------
                              Russell W. Felkey
                              Secretary

April 8, 2002

                                   [ATS LOGO]


                                ATS MEDICAL, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                              THURSDAY, MAY 2, 2002
                                    3:30 P.M.

                                MINNEAPOLIS CLUB
                              729 SECOND AVE SOUTH
                             MINNEAPOLIS, MINNESOTA



            ATS MEDICAL, INC.
[ATS LOGO]  3905 ANNAPOLIS LANE
            MINNEAPOLIS, MINNESOTA 55447                                   PROXY
--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 8, 2002, appoints John H. Jungbauer and Russell W. Felkey proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of ATS Medical, Inc. which the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders of ATS Medical, Inc., to be held on Thursday, May 2, 2002 at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota at 3:30 p.m. and any adjournment thereof.





               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE


                      See reverse for voting instructions.

                                   [ATS LOGO]






                             - Please detach here -
--------------------------------------------------------------------------------

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of directors:   01 Manuel A. Villafana    03 A. Jay Graf
                            02 Richard W. Kramp       04 David L. Boehnen

         [ ]  Vote FOR                       [ ]  Vote WITHHELD
              all nominees                        from all nominees
              (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

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2. Ratification of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2002.

        [ ]  For               [ ]  Against             [ ]  Abstain

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

        [ ]  For               [ ]  Against             [ ]  Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

Address Change? Mark Box       [ ]    Indicate changes below:



Date
     ----------------------------------------

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Signature(s) in Box

Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.